Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-52114) and Amendment No. 56 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) for the Security Benefit Life Insurance Company AdvisorDesigns Variable Annuity.

/s/ CHRIS SWICKARD

Chris Swickard
Topeka, Kansas
April 26, 2013